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                                  EXHIBIT 23.6
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the incorporation by reference to our firm under the caption "Experts" and to the use of our report dated May 13, 1998 with respect to the consolidated financial statements of Interleaf, Inc. as of and for the two years ended March 31, 1998 incorporated by reference in the proxy statement/prospectus of Interleaf, Inc. that is made a part of the registration statement on Form S-4/A of BroadVision, Inc.


                                          /s/ Ernst & Young LLP


Boston, Massachusetts
March 16, 2000